EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                  CONTACT: Michael L. Middleton
                                           President and Chief Executive Officer
                                           888.745.2265



                        TRI-COUNTY FINANCIAL CORPORATION
                             ANNOUNCES CASH DIVIDEND

WALDORF, MARYLAND, JANUARY 29, 2010 - Tri-County Financial Corporation (OTCBB:
TCFC) (the "Company") today announced that its Board of Directors declared a cash dividend of $0.40 per common share for the year ended December 31, 2009. The dividend will be paid on or about April 2, 2010 to stockholders of record as of the close of business on March 12, 2010.

Tri-County Financial Corporation is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and nine branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland.


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